   As filed with the Securities and Exchange Commission on October 27, 1994

==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ___________________


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ____________________


                               TELXON CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                                74-1666060
     (State of Incorporation)           (I.R.S. Employer Identification No.)


                  3330 WEST MARKET STREET, AKRON, OHIO  44333
                    (Address of Principal Executive Offices)


                               TELXON CORPORATION
                           1992 RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

ROBERT F. MEYERSON                              ROBERT A. GOODMAN, ESQ.
Chairman, Chief Executive Officer               Goodman Weiss Miller Freedman
  and President                                 100 Erieview Plaza, 27th Floor
3330 West Market Street                         Cleveland, Ohio 44114-1924
Akron, Ohio  44333                              (216) 696-3366
(216) 867-3700                                  (Agent to receive comments and
                                                 other communications)

           (Name, address and telephone number of agents for service)

                              ____________________

                                  CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                      Proposed            Proposed
      Title of                                        Maximum             Maximum
     Securities               Amount                 Offering            Aggregate          Amount of
       to be                  to be                   Price              Offering         Registration
     Registered            Registered(1)            Per Share(2)          Price(2)           Fee(3)
- --------------------------------------------------------------------------------------------------------
Common Stock,              250,000 shares              $12.75           $3,187,500.00       $1,099.14
par value $.01

========================================================================================================

(1)      The subject shares of Common Stock of Telxon Corporation (the
         "Corporation" or the "Registrant") have been or may be issued pursuant to the Registrant's 1992 Restricted Stock Plan, as amended (the
         "Plan"). Notwithstanding that 225,000 of the subject shares are outstanding, having been issued pursuant to the Plan, subject to certain vesting conditions and transferability restrictions, prior to the filing of this Registration Statement so as to constitute
         "restricted securities" within the meaning of General Instruction
         C(1)(b) to Form S-8 and, accordingly, for the resale of which a reoffer prospectus prepared in accordance with the requirements of
         Part I of Form S-3 is being filed as part of this Registration
         Statement, such 225,000 shares are included in the 250,000 shares being registered by the Corporation hereunder insofar as the terms of the Plan permit the Corporation, subject to certain limitations thereon set forth in the Plan, to reissue said 225,000 shares to the extent that they are forfeited back to the Corporation by the persons named in the reoffer prospectus. In accordance with Rule 416, this Registration Statement also relates to such presently indeterminate number of additional securities of the Registrant as may become issuable pursuant to the antidilution provisions of the Plan in the event of any stock splits, stock dividends or similar transactions specified in the Plan.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c), on the basis of the average of the high ($13.25) and low ($12.25) prices of the Registrant's Common Stock as reported by the NASDAQ National Market System on October 26, 1994.

(3) Insofar as this Registration Statement includes securities offered and to be offered pursuant to the Plan and also covers the resale of that portion of those same securities which have heretofore been issued pursuant to the Plan, all as described in footnote (1) above, no additional filing fee must be paid with respect to the securities to be offered for resale as provided in Rule 457(h)(3).




                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Not required to be filed with the Commission.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Commission are incorporated in this Registration Statement by reference:

                 (a) The Annual Report of Telxon Corporation (the "Corporation" or the "Registrant") on Form 10-K for the year ended March 31, 1994.

                 (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

                 (c) The description of the Common Stock set forth under the caption "Item 1. Description of Registrant's Securities to be Registered" in the Registration Statement on Form 8-A filed by the Corporation with respect to its Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended by Amendment No. 1 thereto filed under cover of a Form 8.

         All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities being offered pursuant to this Registration Statement has been passed upon for the Corporation by the law firm of Goodman Weiss Miller Freedman. Certain attorneys of such firm, in the aggregate, own 8,440 shares, and have options to acquire an additional 98,500 shares, of the Corporation's Common Stock. Robert A. Goodman, the senior partner of such firm, is a member of the Board of Directors and the Secretary of the Corporation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, under which law the Registrant is incorporated, grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. The provisions governing the indemnification by the Registrant of its directors, officers, employees and agents are set forth in Article ELEVENTH of the Registrant's Restated Certificate of Incorporation.

         Paragraph A of Article ELEVENTH provides in part as follows:

                 A. The Corporation (1) shall indemnify any person who is or was a director or officer of the Corporation, and (2) may, in the discretion of the Board of Directors, indemnify any person who is or was an employee or agent of the Corporation, where such director, officer, employee or agent was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful.

         Paragraphs B, C, D and E of Article ELEVENTH provide as follows:

                 B. The Corporation (1) shall indemnify any person who is or was a director or officer of the Corporation, and (2) may, in the discretion of the Board of Directors, indemnify any person who is or was an employee or agent of the Corporation, where such director, officer, employee or agent was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph A or B of this Article ELEVENTH, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 D. Any indemnification under Paragraph A or B of this Article ELEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Paragraph A and B of this Article ELEVENTH. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                 E. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article ELEVENTH.

         Paragraph F of Article ELEVENTH provides in part as follows:

                 F. The indemnification and advancement of expenses provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Registrant maintains and pays the premium on contracts insuring the Registrant (with certain exclusions) against any liability to directors and officers it may incur under the above indemnity provisions and insuring each director and officer of the Registrant (with certain exclusions) against liability and expense, including legal fees, which he may incur by reason of his relationship to the Registrant, even if the Registrant does not have the obligation or right to indemnify him against such liability or expense.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The Plan pursuant to which the subject shares have been or may be issued provides for the granting thereof to employees of the Registrant and its Subsidiaries and Affiliates (as such latter two terms are defined in the Plan) who are selected by the committee which administers the Plan in recognition of their past or expected contributions to the success and growth of the Registrant, a Subsidiary or an Affiliate. Insofar as each of the existing awards under the Plan have been privately made to a limited number of upper-level management personnel having access to the kind of information which registration would disclose, each of whom the Corporation reasonably believed at the time to have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the award to him, each award transaction qualifies for the exemption available under Section 4(2) of the Securities Act of 1933 for "transactions by an issuer not involving any public offering."

ITEM 8.  EXHIBITS (NUMBERED BY REFERENCE TO ITEM 601 OF REGULATION S-K).

         *4.1 Portions of the Restated Certificate of Incorporation of the Registrant (filed as Exhibit 2(a) to Amendment No. 1 to the Registration Statement on Form 8-A filed by the Registrant with respect to its Common Stock pursuant to Section 12(g) of the Exchange Act and incorporated herein by reference) pertaining to the rights of holders of Registrant's Common Stock.

         *4.2 Portions of the Amended and Restated By-laws of the Registrant, as amended (filed as Exhibit 2(b) to Amendment No. 1 to the Registration Statement on Form 8-A filed by the Registrant with respect to its Common Stock pursuant to
                 Section 12(g) of the Exchange Act and incorporated herein by reference), pertaining to the rights of holders of Registrant's Common Stock.

         *4.3 Form of Certificate for the Registrant's Common Stock, par value $.01 per share, filed as Exhibit 4.2 to the Registrant's Annual Report on Form 10-K filed for the year ended March 31, 1990 and incorporated herein by reference.

         *4.4 Form of Rights Agreement, dated as of August 25, 1987, between the Registrant and Ameritrust Company National Association, as Rights Agent, filed as Exhibit 2(c) to Amendment No. 1 to the Registration Statement on Form 8-A filed by the Registrant with respect to its Common Stock pursuant to Section 12(g) of the Exchange Act and incorporated herein by reference.

         *4.5    Form of Rights Certificate (included as Exhibit A to the
                 Rights Agreement included as Exhibit 4.4 to this Registration Statement). Until the Distribution Date (as defined in the Rights Agreement), the Rights Agreement provides that the Common Stock purchase rights created thereunder are evidenced by the certificates for Registrant's Common Stock (the form of which is included as Exhibit 4.3 to this Registration Statement, which stock certificates are deemed also to be certificates for such Common Stock purchase rights) and not by separate Rights Certificates; as soon as practicable after the Distribution Date, Rights Certificates will be mailed to each holder of the Registrant's Common Stock as of the close of business on the Distribution Date.

        **5.1    Opinion of Goodman Weiss Miller Freedman.

       **23.1    Consent of Coopers & Lybrand L.L.P.

       **23.2    Consent of Goodman Weiss Miller Freedman (incorporated into
                 Exhibit 5.1 hereto).

       **24.1 Power of Attorney executed by the directors and principal officers of the Registrant.

__________________

*Previously filed.
**Filed herewith.

ITEM 9.  UNDERTAKINGS.

         A.      The undersigned Registrant hereby undertakes:

                 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                      (i)         to include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 Provided, however, that paragraphs A.1(i) and A.1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               TELXON CORPORATION

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(b) OF REGULATION S-K
                        FOR REOFFER PROSPECTUS INCLUDED
                       PURSUANT TO GENERAL INSTRUCTION C
                                  TO FORM S-8


                                                                                                   PROSPECTUS CAPTION
                                         ITEM OF FORM S-3                                             OR LOCATION
                                         ----------------                                          ------------------
                 1.       Forepart of Registration Statement                                  Outside Front Cover
                          and Outside Front Cover Page of                                     Page; Cross Reference
                          Prospectus                                                          Sheet

                 2.       Inside Front and Outside Back Cover                                 Inside Front Cover Page;
                          Pages of Prospectus                                                 Table of Contents

                 3.       Summary Information, Risk Factors and                               Incorporation of Certain
                          Ratio of Earnings to Fixed Charges                                  Information by Reference

                 4.       Use of Proceeds                                                     Outside Front Cover Page

                 5.       Determination of Offering Price                                     Outside Front Cover
                                                                                              Page; Plan of
                                                                                              Distribution

                 6.       Dilution                                                            *

                 7.       Selling Security Holders                                            Selling Stockholders

                 8.       Plan of Distribution                                                Plan of Distribution

                 9.       Description of Securities to be                                     *
                          Registered

                 10.      Interests of Named Experts and Counsel                              Experts; Legal Matters

                 11.      Material Changes                                                    *

                 12.      Incorporation of Certain Information                                Incorporation of Certain
                          by Reference                                                        Information by Reference

                 13.      Disclosure of Commission Position on                                Available Information
                          Indemnification for Securities Act
                          Liabilities

__________________

         *Not applicable.


________________________________________________________________________________
PROSPECTUS
- ----------

                                 225,000 SHARES

                               TELXON CORPORATION
                     COMMON STOCK, PAR VALUE $.01 PER SHARE


         225,000 Shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of Telxon Corporation ("Telxon" or the "Company") may be offered for sale from time to time by and for the account of certain stockholders of Telxon (the "Selling Stockholders"). See "Selling Stockholders". The Selling Stockholders acquired the Shares pursuant to awards made to them by the Company at various times prior to the date hereof under the Company's 1992 Restricted Stock Plan, as amended (the "Plan"). In accordance with the terms of the Plan, the Shares were awarded to each Selling Stockholder as restricted stock subject to one or more vesting conditions required to be satisfied as of various subsequent dates (in the event any such condition is not satisfied, the Shares subject thereto are forfeited back to the Company by the Selling Stockholder) and to restrictions on the transferability of such Shares until the respective vesting dates (the period for which such conditions and restrictions apply to a particular portion of the Shares held by a Selling Stockholder being referred to as the "Restricted Period"). Upon and after the satisfaction of such vesting conditions and the lapse of such transfer restrictions, the Selling Stockholders (including any pledges, donees, transferees or other successors in interest thereof) may sell the subject Shares from time to time in one or more transactions (which may include block trades) on any exchange or in the over-the-counter market on which the Common Stock is then traded, in negotiated transactions or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices. See "Plan of Distribution".

         Telxon will not receive any of the proceeds from any sale of the Shares. All expenses relating to any distribution of the Shares are generally to be borne by Telxon, other than any underwriting and selling discounts and commissions and any fees and expenses of counsel and other representatives of the Selling Stockholders, which will be borne by the Selling Stockholders. Telxon's Common Stock is traded in the over-the-counter market and is quoted on the NASDAQ National Market System. On October 26, 1994, the last reported sales price of the Common Stock on the NASDAQ National Market System was $12.25 per share.

                              ___________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER
         FEDERAL, STATE OR FOREIGN REGULATORY AUTHORITY (COLLECTIVELY,
           "GOVERNMENTAL AUTHORITIES"), NOR HAS ANY SUCH GOVERNMENTAL
       AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is October 27, 1994


________________________________________________________________________________

                                                                TABLE OF CONTENTS

                                                                                                             Page
Available Information ...............................................                                          1

Incorporation of Certain Information by Reference ...................                                          2

Selling Stockholders ................................................                                          3

Plan of Distribution ................................................                                          8

Experts .............................................................                                          8

Legal Matters .......................................................                                          9


         NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TELXON OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SHARES TO ANY PERSON IN ANY CIRCUMSTANCES WHERE SUCH OFFER WOULD BE UNLAWFUL.

         IN CONNECTION WITH ANY UNDERWRITTEN OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET SYSTEM OR OTHERWISE. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

         Telxon is subject to the informational requirements of the Securities and Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement (as defined below) of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by Telxon, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Washington, D.C. 20549 and at the Commission's regional offices at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N. W., Washington, D.C. 20549.

         Telxon has filed with the Commission a registration statement on Form S-8 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Common Stock issuable under the Plan, including the Shares being offered pursuant to this Prospectus. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at the address set forth in the preceding paragraph. Statements contained herein concerning the provisions of any documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

         Telxon's Restated Certificate of Incorporation provides for the indemnification of directors, officers, employees and agents of Telxon against expenses reasonably incurred with respect to civil or criminal actions, suits or proceedings (except actions by or in the right of Telxon) provided that such director, officer, employee or agent, with respect to civil matters, acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Telxon, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Respecting actions or suits by or in the right of Telxon, the Restated Certificate of Incorporation provides for the indemnification of directors, officers, employees and agents of Telxon against expenses reasonably incurred if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Telxon. However, no indemnification may be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable to Telxon except to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite such adjudication and in view of all of the circumstances of the case, such person is entitled to such indemnity as such court deems proper. Telxon maintains and pays the premium on contracts insuring Telxon (with certain exclusions) against any liability to directors and officers it may incur under the indemnification provisions hereinabove described and insuring each director and officer of Telxon (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to Telxon, even if Telxon does not have the obligation or right to indemnify him against such liability or expense.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Telxon pursuant to the foregoing provisions, Telxon has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, which have been filed with the Commission, are hereby incorporated by reference:

1.       Telxon's Annual Report on Form 10-K for the fiscal year ended March
         31, 1994;

2.       Telxon's Quarterly Report on Form 10-Q for the quarter ended June 30,
         1994; and

3.       The description of the Common Stock set forth under the caption "Item
         1. Description of Registrant's Securities to be Registered" in the Registration Statement on Form 8-A filed by Telxon with respect to its Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended by Amendment No. 1 thereto filed under cover of a Form 8.

         All documents subsequently filed by Telxon after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Telxon will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (not including exhibits to the information incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such documents may be made by writing the Secretary of Telxon Corporation at the Company's principal executive offices, 3330 West Market Street, Akron, Ohio 44333 or by calling
(216) 867-3700.

                              SELLING STOCKHOLDERS

         The shares of Telxon Common Stock covered by this Prospectus have been acquired by the Selling Stockholders pursuant to awards made to them under the Plan as further described on the cover page hereof. The Selling Stockholders may sell their respective Shares only after the vesting conditions and transferability restrictions applicable to each award are satisfied and terminate upon the expiration of the applicable Restricted Period. The number of Shares which may actually be sold by the Selling Stockholders will be determined from time to time by the Selling Stockholders and will depend on a number of factors, including the market price of the Company's Common Stock from time to time. The table below sets forth information as of August 31, 1994 concerning the Shares and any other Common Stock beneficially owned by each of the Selling Stockholders (which beneficial ownership information has been furnished by the respective Selling Stockholders), their respective positions with the Company and, where specified below, its subsidiaries within the past three years and the period(s) for which they have held such positions.

                            Shares of                     Percent of               Shares Which
                              Telxon                     Total Common              May be Sold
                           Common Stock                    Stock Out-               Pursuant to
Selling Stockholder       Presently Owned                  standing(1)             this Offering
- -------------------       ---------------                  --------                -------------
Frank E. Brick -- Senior     54,150(2)                        (3)                  50,000(2)
  Executive Vice
  President [October
  1993 to present]

John H. Cribb --             99,335(4)(5)                     (3)                  15,000(4)
  Senior Vice President
  [August 1994 to present];
  President, International
  Division [January 1993
  to present]; and Senior
  Vice President of
  International
  Operations [January
  1990 to January 1993]

Aubrey E. Easterlin --       10,000(6)                        (3)                  10,000(6)
  Vice President,
  Strategic Accounts
  [May 1994 to present]

Gerald J. Gabriel --         11,234(7)(8)                     (3)                   5,000(7)
  Corporate Controller
  [July 1990 to present]


                            Shares of                     Percent of               Shares Which
                              Telxon                     Total Common              May be Sold
                           Common Stock                    Stock Out-               Pursuant to
Selling Stockholder       Presently Owned                  standing(1)             this Offering
- -------------------       ---------------                  --------                -------------
Steven L. Galvanoni --       30,610(6)(9)                     (3)                  10,000(6)
  Senior Vice President,
  Strategic Accounts
  [May 1993 to present];
  President [September
  1994 to present], Vice
  President, Sales &
  Marketing [December
  1992 to September
  1994], and a Director
  [December 1992 to July
  1993 and September
  1994 to present], The
  Retail Technology
  Group, Inc.
  (subsidiary); and
  Senior Vice President,
  Sales & Marketing
  [November 1992 to May
  1993]

D. Michael Grimes --        132,318(10)(11)                   (3)                  20,000(10)
  Senior Vice President
  [August 1994 to
  present]; Chairman
  [September 1994 to
  present], President
  [April 1994 to
  September 1994] and a
  Director [April 1994
  to present], AIRONET
  Wireless Comminica-
  tions, Inc.
  (subsidiary);
  President [December
  1992 to March 1994]
  and a Director
  [December 1992 to
  present], The Retail
  Technology Group, Inc.
  (subsidiary); Vice
  President, Channels
  Marketing & Major
  Accounts [June 1992 to
  December 1992]; and
  Senior Vice President,
  Strategic Planning &
  Business Development
  [December 1990 to May
  1992]


                            Shares of                     Percent of               Shares Which
                              Telxon                     Total Common              May be Sold
                           Common Stock                    Stock Out-               Pursuant to
Selling Stockholder       Presently Owned                  standing(1)             this Offering
- -------------------       ---------------                  --------                -------------
Kenneth W. Haver --           5,359(7)                        (3)                   5,000(7)
  Treasurer [August 1994
  to present]; and Vice
  President, Financial
  Planning [September
  1993 to present] (12)

David D. Loadman -- Vice      6,490(7)(13)                    (3)                   5,000(7)
  President, Global
  Technology [May 1994
  to present]; Vice
  President, Systems
  Engineering Group
  [August 1993 to May
  1994]; Director,
  Communication Systems
  [November 1992 to
  August 1993];
  Director, Software
  Communication Systems
  [August 1992 to
  November 1992]; and
  Product Manager,
  Hardware [September
  1991 to August 1992]

William J. Murphy --      64,550(14)(15)        (3)               25,000(14)
  Senior Vice President
  [August 1994 to
  present]; President,
  North America Division
  [July 1994 to
  present]; Executive
  Vice President, North
  American Operations
  [June 1993 to July
  1994] Vice President,
  North American Sales &
  Marketing [March 1993
  to May 1993];Area Vice
  President, East
  [November 1992 to
  January 1993]; and
  District Manager
  [September 1989 to
  November 1992]


                            Shares of                     Percent of               Shares Which
                              Telxon                     Total Common              May be Sold
                           Common Stock                    Stock Out-               Pursuant to
Selling Stockholder       Presently Owned                  standing(1)             this Offering
- -------------------       ---------------                  --------                -------------
Dan R. Wipff --          195,256(16)(17)       1.25%              80,000(16)
  Senior Executive
  Vice President
  [August 1994 to
  present]; President
  and Chief Executive
  Officer, Telxon
  Products, Inc.
  (subsidiary)  [July
  1994 to present];
  President [October
  1992 to July 1994];
  Chief Operating
  Officer [October 1989
  to July 1994]; Chief
  Financial Officer
  [October 1989 to July
  1990, October 1990 to
  September 1991 and
  December 1991 to
  July 1994]; Senior
  Executive Vice
  President [October
  1989 to October 1992];
  and a Director [April
  1974 to September 1979
  and September 1980 to
  present]

__________________

(1) Computed in accordance with Rule 13d-3 based upon the 15,460,393 shares of Telxon Common Stock outstanding as of August 31, 1994.

(2) Includes five blocks of 10,000 Shares each awarded under the Plan which are subject to Restricted Periods ending October 27, 1994, 1995, 1996, 1997 and 1998, respectively.

(3)      Less than 1%.

(4) Includes 2,500 Shares awarded under the Plan which have vested, 2,500 Shares awarded under the Plan which are subject to a Restricted Period ending May 18, 1995 and five blocks of 2,000 Shares each awarded under the Plan which are subject to Restricted Periods ending July 18, 1995, 1996, 1997, 1998 and 1999, respectively.

(5) Also includes 1,000 shares of Common Stock owned by Mr. Cribb's wife (as to which Mr. Cribb disclaims beneficial ownership) and 83,335 shares of Common Stock which he can acquire within 60 days by exercise of options.

(6) Includes five blocks of 2,000 Shares each awarded under the Plan which are subject to Restricted Periods ending July 18, 1995, 1996, 1997, 1998 and 1999, respectively.



(7) Includes five blocks of 1,000 Shares each awarded under the Plan which are subject to Restricted Periods ending July 18, 1995, 1996, 1997, 1998 and 1999, respectively.

(8) Also includes 6,234 shares of Common Stock which he can acquire within 60 days by exercise of options.

(9) Also includes 4,110 shares of Common Stock held by a trust for the benefit of one of Mr. Galvanoni's children (as to which Mr. Galvanoni disclaims beneficial ownership) and 16,500 shares of Common Stock which he can acquire within 60 days by exercise of options.

(10) Includes five blocks of 4,000 Shares each awarded under the Plan which are subject to Restricted Periods ending July 18, 1995, 1996, 1997, 1998 and 1999, respectively.

(11) Also includes 17,542 shares of Common Stock owned by Mr. Grimes' wife (as to which Mr. Grimes disclaims beneficial ownership) and 66,670 shares of Common Stock which he can acquire within 60 days by exercise of options.

(12) In addition to the offices with Telxon shown, Mr. Haver also holds corresponding offices with all, and in certain cases also serves as a Director of, Telxon subsidiaries.

(13) Also includes 1,490 shares of Common Stock which he can acquire within 60 days by exercise of options.

(14) Includes 3,000 Shares awarded under the Plan which have vested, four blocks of 3,000 Shares each awarded under the Plan which are subject to Restricted Periods ending May 18, 1995, 1996, 1997 and 1998, respectively, and five blocks of 2,000 Shares each awarded under the Plan which are subject to Restricted Periods ending July 18, 1995, 1996, 1997, 1998 and 1999, respectively.

(15) Also includes 1,000 shares of Common Stock owned by Mr. Murphy's wife (as to which he disclaims beneficial ownership) and 38,100 shares of Common Stock which he may acquire within 60 days by exercise of options.

(16) Includes 40,000 Shares awarded under the Plan which have fully vested and two blocks of 20,000 Shares each awarded under the Plan which are subject to Restricted Periods ending December 29, 1994 and 1995, respectively.

(17) Also includes 114,756 shares of Common Stock which he can acquire within 60 days by exercise of options.

         Because each Selling Stockholder may sell all or any part of his Shares, no estimate can be made as to the number or percentage of shares of Common Stock that will be held by any Selling Stockholder upon the termination of any offering made hereunder.

                              PLAN OF DISTRIBUTION

         Any Shares sold hereunder will be sold by the Selling Stockholders (or by their pledgees, donees, transferees or other successors in interest, if any, which persons are included within the meaning of each reference to the "Selling Stockholders" under this caption) for their own accounts. Telxon will receive none of the proceeds from any sale of the Shares.

         The Selling Stockholders may sell Shares from time to time in one or more transactions on any exchange or in the over-the-counter market on which the Common Stock is then traded, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchaser for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation). The forms of transactions in which the Shares may be sold may include any one or more of the following: (a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of an exchange, if any, on which the Common Stock is then traded; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In addition, the Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Selling Stockholders and any broker-dealers buying the Shares from, or affecting transactions in the Shares on behalf of, the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act. Any compensation and discounts received by such broker-dealers, and any profits on the resale of the Shares by such broker-dealers, may be deemed to be underwriters' discounts and commissions under the Securities Act.

                                    EXPERTS

         The audited, consolidated financial statements of Telxon included in Telxon's Annual Report on Form 10-K for the fiscal year ended March 31, 1994, which are incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand, independent auditors, as stated in their report appearing therein, which includes an explanatory paragraph related to a consolidated class action, and are incorporated by reference in reliance upon the report of such firm and upon its authority as an expert in accounting and auditing.

         Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been examined to the extent and for the period set forth in such reports by the firm or firms rendering such reports, and, to the extent so examined and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


                                 LEGAL MATTERS

         The validity of the issuance of the Shares offered hereby has been passed upon for Telxon by Goodman Weiss Miller Freedman, Cleveland, Ohio. Certain members of such firm own 8,440 shares, and have options to acquire an additional 98,500 shares, of Telxon Common Stock. Robert A. Goodman, the senior partner of such firm, is a member of the Board of Directors and the Secretary of Telxon.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on October 27, 1994.

                                        TELXON CORPORATION


                                        By /s/ Robert F. Meyerson
                                          ------------------------------
                                        Robert F. Meyerson, Chairman,
                                          Chief Executive Officer
                                          and President

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

        NAME                            TITLE                       DATE
        ----                            -----                       ----

*   J. Robert Anderson              Director                    October 27, 1994
- ----------------------------
J. Robert Anderson


/s/ Gerald J. Gabriel               Corporate Controller        October 27, 1994
- ----------------------------        (principal accounting
Gerald J. Gabriel                   officer)


*   Robert A. Goodman               Director                    October 27, 1994
- ----------------------------
Robert A. Goodman


/s/ Robert F. Meyerson              Chief Executive             October 27, 1994
- ----------------------------        Officer (principal
Robert F. Meyerson                  executive officer)
                                    and Director



*   Raj Reddy                       Director                    October 27, 1994
- ----------------------------
Raj Reddy


*   Norton W. Rose                  Director                    October 27, 1994
- ----------------------------
Norton W. Rose


*   Walter J. Salmon                Director                    October 27, 1994
- ----------------------------
Walter J. Salmon


/s/ David B. Swank                  Senior Vice President       October 27, 1994
- ----------------------------        of Finance and
David B. Swank                      Administration and
                                    Chief Financial Officer
                                    (principal financial
                                    officer)


*   Dan R. Wipff                    Director                    October 27, 1994
- ----------------------------
Dan R. Wipff






___________________________

  *The undersigned does hereby sign this Registration Statement on behalf of the above persons pursuant to the power of attorney duly executed and filed with the Securities and Exchange Commission as Exhibit 24.1 hereto, all in the capacities indicated on this 27th day of October, 1994.



                                        By:  /s/ Robert F. Meyerson
                                           ----------------------------------
                                           Robert F. Meyerson, Attorney-in-Fact

                               INDEX TO EXHIBITS

 SEQUENTIALLY    EXHIBIT NUMBER (NUMBERED BY REFERENCE TO ITEM 601 OF REGULATION
                 ---------------------------------------------------------------
NUMBERED PAGE    S-K) AND DESCRIPTION
- -------------    --------------------

       *                  4.1     Portions of the Restated Certificate of
                                  Incorporation of the Registrant (filed as Exhibit 2(a) to Amendment No. 1 to the
                                  Registration Statement on Form 8-A filed by the Registrant with respect to its Common
                                  Stock pursuant to Section 12(g) of the
                                  Exchange Act and incorporated herein by
                                  reference) pertaining to the rights of
                                  holders of Registrant's Common Stock.

       *                  4.2     Portions of the Amended and Restated By-laws
                                  of the Registrant, as amended (filed as
                                  Exhibit 2(b) to Amendment No. 1 to the
                                  Registration Statement on Form 8-A filed by the Registrant with respect to its Common
                                  Stock pursuant to Section 12(g) of the
                                  Exchange Act and incorporated herein by
                                  reference), pertaining to the rights of
                                  holders of Registrant's Common Stock.

       *                  4.3     Form of Certificate for the Registrant's
                                  Common Stock, par value $.01 per share, filed as Exhibit 4.2 to the Registrant's Annual
                                  Report on Form 10-K filed for the year ended
                                  March 31, 1990 and incorporated herein by reference.

       *                  4.4     Form of Rights Agreement, dated as of August
                                  25, 1987, between the Registrant and
                                  Ameritrust Company National Association, as
                                  Rights Agent, filed as Exhibit 2(c) to
                                  Amendment No. 1 to the Registration Statement on Form 8-A filed by the Registrant with respect to its Common Stock pursuant to
                                  Section 12(g) of the Exchange Act and
                                  incorporated herein by reference.

       *                  4.5     Form of Rights Certificate (included as
                                  Exhibit A to the Rights Agreement included as
                                  Exhibit 4.4 to this Registration Statement).
                                  Until the Distribution Date (as defined in the Rights Agreement), the Rights Agreement provides that the Common Stock purchase rights created thereunder are evidenced by the certificates for Registrant's Common
                                  Stock (the form of which is included as
                                  Exhibit 4.3 to this Registration Statement, which stock certificates are deemed also to be certificates for such Common Stock purchase rights) and not by separate Rights
                                  Certificates; as soon as practicable after the Distribution Date, Rights Certificates will be mailed to each holder of the Registrant's Common Stock as of the close of business on the Distribution Date.

         **               5.1     Opinion of Goodman Weiss Miller Freedman.

         **               23.1    Consent of Coopers & Lybrand L.L.P.

         **               23.3    Consent of Goodman Weiss Miller Freedman
                                  (incorporated into Exhibit 5.1 hereto).

         **               24.1    Power of Attorney executed by the directors
                                  and principal officers of the Registrant.

_________________________

         *Previously filed.
         **Filed herewith.